Exhibit 10.4

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and effective as of April 10, 2026, by and between:

(1)	Gold King Arthur Holding Limited, a limited liability company incorporated in Hong Kong, whose registered office is situated at H020 3/F Phase 2 Kwai Shing Ind Building 42-46 Tai Lin Pai Rd, Kwai Chung, Hong Kong (the “Lender”);

(2)	Faraday Future Intelligent Electric Inc., a Delaware corporation, with its principal place of business at 1990 E. Grand Ave., El Segundo, CA 90245 (the “Borrower” and, collectively with the Lender, the “Parties,” and each, a “Party”).

In consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.	THE LOAN

1.1 Subject to the terms and conditions of this Agreement, Lender agrees to lend to the Borrower an aggregate of US$2,000,000 (the “Loan”).

2.	PURPOSE

2.1 The Loan funds shall be allocated for expenses associated with the Borrower’s robotics business, other business operations (including but not limited to payroll), and any additional unforeseen expenses that are directly related to these specified activities.

3.	ADVANCEMENT

3.1 On or before April 10, 2026, the Lender shall initiate the wire transfer of the Loan (the “Advancement Date”)

4.	MATURITY

4.1 The term of the Loan shall commence from the Advancement Date and end on the last date of a period of 1 year starting from the Advancement Date (the ending date is referred to herein as the “Maturity Date”).

5.	SECURITY

5.1 The Loan is and shall remain at all times the unsecured obligations of the Borrower.

6.	INTEREST

(a) The interest rate of the Loan is 10% per annum (with 365 days) of simple interest, calculated based on the actual principal amount in the Loan and the actual number of days as elapsed in the period from the Advancement Date to the date on which the aggregate outstanding principal amount of the Loan, together with accrued and unpaid interest thereon (the “Total Accrued Loan Amount”) are repaid.

7.	REPAYMENT AND PREPAYMENT

7.1 Subject to Section 7.2, Borrower shall repay the Total Accrued Loan Amount in full on or before the Maturity Date unless otherwise agreed by the Parties.

7.2 Notwithstanding Section 7.1, Borrower may prepay any or part of the Total Accrued Loan Amount at its sole discretion at any time prior to the Maturity Date, provided that the Lender receives a written notice at least five (5) business days in advance of such prepayment.

8.	CONVERSION RIGHT

8.1 Lender shall have the right, from time to time, to convert all or part of its Loan then outstanding, plus any accrued and unpaid interest, into the securities of the Borrower issuable pursuant to the terms of that certain Securities Purchase Agreement, dated as of February 5, 2026 (as amended, restated, amended and restated or otherwise modified from time to time, the “SPA”) between the Borrower and the Lender, with an aggregate value equal to the amount of the Loan to be converted (the “Conversion Amount”),. The Conversion Amount shall be treated as a portion of the Lender’s Subscription Amount (as defined in the SPA).

8.2 Any conversion notice pursuant to this Section 8 shall be made in writing by Lender to Borrower, which notice may be made via email to Koti Meka, Chief Financial Officer, at koti.meka@ff.com, with a copy to Mark Sun, Acting Head of Global Capital Markets and Investor Relations, at mark.sun@ff.com.

8.3 In no event shall any conversion of this Loan, whether in whole or in part, result in the Lender (together with the Lender’s affiliates, and any other persons acting as a group together with the Lender or any of the Lender’s affiliates (such persons, “Attribution Parties”)) beneficially owning in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Lender and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Loan with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of the Loan beneficially owned by the Lender or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Lender or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 8.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 8.3 applies, the determination of whether the Loan is convertible (in relation to other securities owned by the Lender together with any affiliates and Attribution Parties) and of which principal amount of the Loan is convertible shall be in the reasonable discretion of the Lender. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8.3, in determining the number of outstanding shares of Common Stock, the Lender may rely on the number of outstanding shares of Common Stock as reflected in (A) the Borrower’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Borrower, or (C) a more recent written notice by the Borrower or the Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Lender, the Borrower shall within two (2) trading days confirm orally and in writing to the Lender the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including the portion of the Loan being converted, by the Lender or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Loan. The Lender, upon notice to the Borrower, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8.3; provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Loan held by the Lender and the Beneficial Ownership Limitation provisions of this Section 8.3 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor lender of the Loan.

9.	PAYMENTS

All payments to be made by the Borrower to the Lender in respect of this Agreement shall be made in United States dollars and shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States, or any authority therein or thereof having power to tax or from which any payment is made with respect to this Agreement, unless such withholding or deduction is required by law. In the event that any such withholding or deduction in respect of such payment by the Borrower to the Lender is so required by law or by regulation or by governmental policy having the force of law, the Borrower shall pay such additional amounts as will result in receipt by the Lender of such amounts as would have been received by the Lender had no such withholding or deduction been required to be made. All payments to be made by the Borrower to the Lender in respect of this Agreement shall be made to such account with such bank as will be designated by the Lender from time to time.

10.	REPRESENTATIONS AND WARRANTIES

10.1 Representations and warranties of the Borrower. The Borrower represents and warrants to Lender that:

(a) Due incorporation: the Borrower is a company duly incorporated with limited liability and validly existing under the laws of the place of its incorporation, and is a separate legal entity capable of suing and being sued in its own name;

(b) Capacity to enter into: the Borrower has the full capacity and legal right to enter into and engage in the transactions contemplated by this Agreement and has taken or obtained all necessary action and consents to authorize the execution and performance of this Agreement;

(c) Binding obligations: this Agreement constitutes, or when executed and delivered will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with the terms herein;

(d) No conflict with other obligations: neither the execution of this Agreement nor the performance by the Borrower of any of its obligations or the exercise of any of its rights thereunder will conflict with or result in a breach of any law, agreement or obligation applicable to the Borrower or cause any limitation placed on it to be exceeded;

(e) No misleading information: all information provided to Lender by or on behalf of the Borrower in connection with the Loan is true and accurate in all respects, and the Borrower is not aware of any fact which has not been disclosed in writing to Lender which might have a material effect on the Loan or which might affect the willingness of the Lender to lend upon the terms of this Agreement; and

(f) Not an investment company: the Borrower is not an “investment company” under the Investment Company Act of 1940, as amended, and is not a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.

11.	EVENTS OF DEFAULT

11.1 Each of the following events and circumstances shall be an “Event of Default” under this Agreement:

(a)	Insolvency proceedings and other procedures: a proceeding is commenced or an effective order is made for the winding-up, insolvency, dissolution or bankruptcy of the Borrower or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Borrower before due fulfillment and termination of this Agreement.

(b)	Breach of Loan purpose: Borrower applies, invests or in any way uses the Loan other than the purpose provided in Section 2.1, which is not duly rectified as prescribed under Section 11.2(b).

(c)	Non-payment: Borrower fails to repay the Total Accrued Loan Amount in full on or before the Maturity Date.

(d)	Invalidation of this Agreement: including where –

a.	The Borrower asserts or engages in any action or inaction based on which any material provision of this Agreement has ceased to be or otherwise is not valid, binding and enforceable in accordance with the terms and provisions hereof, which is not duly rectified as prescribed under Section 11.2(b); and

b.	Any material provision in this Agreement for any reason attributable to the Borrower ceases to be valid, binding and enforceable in accordance with the terms and provisions thereof, which is not duly rectified as prescribed under Section 11.2(b).

11.2 Remedies on Events of Default.

(a) Automatic acceleration without rectification requirement. Upon occurrence of such Events of Default as provided in Section 11.1(a) and Section 11.1(c), the Total Accrued Loan Amount shall become automatically due and payable.

(b)	Acceleration upon unsatisfactory rectification.

(i) If any facts or circumstances pertaining to those Events of Default as provided in Section 11.1 (b) and Section 11.1(d) happen, Lender may, by written notice to the Borrower (the “Rectification Notice”), demand the relevant recipient(s) to rectify in such manner prescribed in the Rectification Notice within five (5) business days after due receipt of the Rectification Notice (the “Rectification Period”).

(ii) After due receipt of the Rectification Notice, the recipient(s) thereof shall complete the rectification in such manner prescribed in the Rectification Notice within the Rectification Period to the reasonable satisfaction of Lender.

(iii) If the aforementioned rectification is not completed upon expiration of the Rectification Period in accordance with this Section 11.2(b)(ii), Lender may declare in writing the Total Accrued Loan Amount become immediately due and payable and demand full repayment of the Total Accrued Loan Amount.

12.	FURTHER ASSURANCE

12.1 Each Party shall promptly execute and deliver all such documents, and do all such things, as the other Party may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement and to secure for the other Party the full benefit of the rights, powers and remedies conferred upon it under this Agreement.

13.	DISCLOSURE OBLIGATIONS

13.1 The Borrower shall bear full responsibility for ensuring compliance with all disclosure requirements as mandated by securities laws and any other relevant legislation.

14.	WAIVER AND AMENDMENT

14.1 A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

14.2 A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

14.3 No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf the Parties to this Agreement.

15.	ASSIGNMENT

Neither Party may assign or transfer any of its rights, benefits or obligations under this Agreement without the prior consent of the other Party, which shall not be unreasonably withheld or delayed; provided, however, that in the event of an Event of Default, the Lender may assign or transfer any of its rights and benefits under this Agreement to any person without the consent of the Borrower.

16.	COSTS

The Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Lender in connection with the transactions contemplated hereby, including the negotiation, documentation and execution of this Agreement and expenses of the Lender in connection with this Agreement and the enforcement of the Lender’s rights hereunder.

17.	SEPARATION

In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and any Party may enter into this Agreement by executing and delivering a counterpart. Each counterpart constitutes the agreement of the Party who has executed and delivered that counterpart. Faxed or scanned signatures are taken to be valid and binding to the same extent as original signatures.

19.	NOTICES

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 19.

20.	GOVERNING LAW AND JURISDICTION

The internal laws of the State of New York, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties. The Parties hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located within the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such federal or state courts located within the State of New York. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 20 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the State of New York.

21.	THIRD PARTY BENEFICIARIES

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement of such provisions, all to the same extent as if such persons were parties to this Agreement.

22.	ENTIRE AGREEMENT

This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

23.	DISCLOSURE

The Borrower hereby represents and warrants to the Lender that, to its knowledge, immediately following the execution of this Agreement, all material non-public information regarding the Borrower or any of its subsidiaries that has been disclosed to the Lender by the Borrower on or prior to the date hereof has been disclosed in the Borrower’s public filings with the Securities and Exchange Commission on or prior to the date hereof.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LENDER

GOLD KING ARTHUR HOLDING LIMITED

	By:	/s/ Shawn Wang
	Name:	Song Wang
	Title:	Director

Address: H020 3/F Phase 2 Kwai Shing Ind Building 42-46 Tai Lin Pai Rd, Kwai Chung, Hong Kong
Attention: Song Wang
Email: shawn.wang830927@gmail.com

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BORROWER

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

Address: 1990 E Grand Ave, El Segundo, CA, 90245
Attention: Koti Meka Email: koti.meka@ff.com